Exhibit 99.1

Press Release

October 25, 2022	Contact Information:

For Immediate Release	Dave Pauli
Vice President - Investor Relations
414.223.7770

Zurn Elkay Water Solutions Reports Third Quarter 2022 Financial Results
Investor call scheduled for Wednesday, October 26, 2022 at 8:30 a.m. Eastern Time
MILWAUKEE, WI (USA) - Zurn Elkay Water Solutions Corporation (NYSE:ZWS), a leader in sustainable water solutions, reported today third-quarter 2022 financial results.

Third Quarter Highlights
~~•~~On July 1, 2022 completed the combination with Elkay Manufacturing Company (“Elkay”), a market leader of commercial drinking water solutions.
•Net sales in the quarter increased 82% to $418 million compared with $230 million in last year’s September quarter (+16% core sales(1), +67% acquisitions, -1% foreign currency translation).
•Net loss from continuing operations was $(19) million (diluted EPS from continuing operations of $(0.11)) compared with net income from continuing operations of $16 million (diluted EPS from continuing operations of $0.13) in the year-ago quarter.
•Adjusted EPS(1) was $0.26 compared with $0.19 in the year-ago quarter.
•Adjusted EBITDA(1) was $84 million (20.0% of net sales) compared with $51 million (22.2% of net sales) in last year's third quarter. Corporate costs were $7 million compared to $10 million in last year's third quarter.
•Net debt leverage of 1.6x as of September 30, 2022.

Todd A. Adams, Chairman and Chief Executive Officer of Zurn Elkay, commented, “Our third quarter results for sales, EBITDA and free cash flow were very much in-line with our expectations heading into the quarter, for both the legacy Zurn business as well as the newly combined Zurn Elkay, despite some end-market softening within our served residential market. We’ve made an enormous amount of progress on the integration over the first 90 days and we are quickly becoming a single integrated business moving with speed, focus and confidence. We have rigorously deployed ZEBS to begin to significantly simplify portions of the legacy Elkay business; some of these actions will be completed by the end of this year with the majority in 2023. These initiatives will have a dramatic impact on future growth, profitability, cash flow and the return profile of our business. We continue to see the overall $50 million synergy opportunity as highly realizable, with at least $25 million benefiting 2023."

Fourth Quarter Outlook
Adams continued, “As we think about our outlook, we believe we have a unique set of competitive advantages that help position us to perform well amidst a difficult macro-environment. Our business is 98% plus exposed to the North American market and within that North American market we serve a hyper-local, non-residential construction market where we are highly levered to the institutional markets that are experiencing strong backlogs and resilient leading indicators. Our variable business model will quickly benefit from an improving supply chain and a lower-cost commodity and improving freight environment, while also benefiting from a strong US dollar. While we certainly have work left to do to integrate Elkay, we're ahead of schedule on the work we needed to do to capture the synergies and now it’s about leveraging ZEBS to drive the execution.
Notwithstanding our confidence in performing across market environments, we believe customer sentiment and market behavior will be more volatile, particularly heading into a year-end and what appears to be a deteriorating macro-environment. To this end, we've introduced incremental conservatism into our fourth-quarter guidance. In particular, given early signs of residential softness, we are reducing our sales expectations for the residential portion of our business compared to our view 90 days ago and executing on an incremental $10 million of Elkay residential commodity, private label, and OEM product line exits compared to our fourth quarter expectations 90 days ago.
For the fourth quarter, we expect sales to be in a range of $350 million to $365 million and consolidated EBITDA margins to range between 20.0% and 21.0%, inclusive of the actions and assumptions detailed above, as well as the fewer shipping days and traditional seasonality we experience in the fourth quarter. This range of sales implies low-single digit core growth for legacy Zurn. The sales range assumes our served residential market will be down ~20% year-over-year and the remainder of legacy Zurn to be up high-single digits despite last year's fourth quarter being positively impacted by $10 million in sales from delayed shipments from the third quarter 2021 due to freight container delays. The mid-point of our sales guidance would imply 12% core growth for calendar year 2022. We will provide more color and detail on our call tomorrow morning of the impact from our planned product line exits."
Third Quarter 2022 Overview
    Net sales were $417.7 million and $229.7 million during the three months ended September 30, 2022 and September 30, 2021, respectively, an increase of 82% year over year. Excluding a 67% increase in sales associated with our combination with Elkay and prior year acquisition of Wade Drains and a 1% decrease in sales associated with foreign currency translation, core sales increased 16% year over year as nearly all of our product categories, with the exception of products sold into the residential end market, contributed to the sales growth.
During the three months ended September 30, 2022, we generated a loss from operations of $(10.1) million compared to income from operations of $32.5 million during the three months ended September 30, 2021. The year over year change is primarily the result of transaction costs related to the Elkay merger and higher intangible asset and other acquisition related amortization and restructuring costs following our combination with Elkay. These costs were partially offset by the favorable impact of year-over-year sales growth (inclusive of price realization) and productivity savings.
    Adjusted EBITDA(1), excluding corporate costs of $7 million, was $91 million, or 21.7% of net sales during the three months ended September 30, 2022 compared to $61 million, excluding corporate costs of $10 million, or 26.5% of net sales during the three months ended September 30, 2021.

(1)    Refer to "Non-GAAP Financial Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.
Core Sales
Core sales excludes the impact of acquisitions (such as the Elkay and Wade Drains acquisitions), divestitures and foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of our net sales performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestitures because the nature, size and number of acquisitions and divestitures can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control.
Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, the impact of acquisition-related fair value adjustments in connection with purchase accounting, amortization of intangible assets, the adjustment to state inventories at last-in first-out costs, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations. All references to Net Income and EPS within this earnings release refer to net income attributable to Zurn Elkay Water Solutions common stockholders and net income per diluted share attributable to Zurn Elkay Water Solutions common stockholders, respectively.
EBITDA
EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as an indicator of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.
Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. It is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. In addition to Adjusted EBITDA we also use the term "Adjusted EBITDA excluding corporate costs" which is used to described our total Adjusted EBITDA at the operating level without being burdened by the EBITDA costs associated with our corporate functions. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA adds back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.
In addition, certain of these excluded expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro-forma last-twelve-month impact of acquisitions), which we refer to as "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and this ratio is utilized by management when making key investment decisions and evaluating us against peers.
Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt. We define Free Cash Flow Conversion as Free Cash Flow divided by net income.
Return on Invested Capital (“ROIC”)
ROIC is used because we believe it is an important supplemental measure of financial performance and it is also currently a performance measure under our long-term incentive plan. ROIC is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. ROIC is also used by investors and analysts to evaluate management’s deployment of capital to create shareholder value. We define ROIC as tax-effected net operating income for the last 12 months divided by average total invested capital over a rolling four-quarter period. Total invested capital is defined as stockholders' equity plus debt, less cash and cash equivalents. Other companies may not define or calculate ROIC in the same way.
About Zurn Elkay Water Solutions
Headquartered in Milwaukee, Wisconsin, Zurn Elkay Water Solutions is a growth-oriented, pure-play water business that designs, procures, manufactures, and markets what we believe is the broadest sustainable product portfolio of solutions to improve health, human safety, and the environment. The Zurn Elkay product portfolio includes professional grade water control and safety, water distribution and drainage, drinking water, finish plumbing, hygienic, environmental and site works products for public and private spaces. Visit www.zurn-elkay.com for additional information about Zurn Elkay Water Solutions.

Conference Call Details
Zurn Elkay Water Solutions will hold a conference call on Wednesday, October 26, 2022, at 8:30 a.m. Eastern Time to discuss its third quarter 2022 results, provide a general business update and respond to investor questions. Zurn Elkay Chairman and CEO, Todd Adams, and Senior Vice President and CFO, Mark Peterson, will co-host the call and webcast. The conference call can be accessed via telephone as follows:
Domestic toll-free: 888-510-2359
International toll: 646-960-0215
Access Code: 7660247
A live webcast of the call will also be available on our investor relations website. Please go to the website (investors.zurn-elkay.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.\
If you are unable to participate during the live teleconference, a replay of the conference call will be available from 9:30 a.m. Central Time October 26, 2022 until 10:59 p.m. Central Time, November 2, 2022. To access the replay, please dial 800-770-2030 (domestic) or 647-362-9199 (international). The Conference ID for the replay is: 7660247. The replay will also be available as a webcast on our investor relations website.
Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based on information available to Zurn Elkay Water Solutions Corporation as of the date of the release, and Zurn Elkay assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2021, as well as our subsequent annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business. In addition, our merger with Elkay Manufacturing Company involves various risks, uncertainties, and factors including those described in Part II, Item 1A, "Risk Factors" in our Quarterly Reporting on Form 10-Q for the quarterly period ended September 30, 2022.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in Millions, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net sales	$417.7	$229.7	$941.5	$678.6
Cost of sales	277.3	133.9	585.4	390.6
Gross profit	140.4	95.8	356.1	288.0
Selling, general and administrative expenses	124.3	56.8	236.6	174.9
Restructuring and other similar charges	11.7	0.7	13.1	1.6
Amortization of intangible assets	14.5	5.8	19.1	17.7
(Loss) income from operations	(10.1)	32.5	87.3	93.8
Non-operating expense:
Interest expense, net	(8.0)	(9.9)	(18.0)	(29.6)
Other income (expense), net	0.6	(0.8)	0.3	(0.9)
(Loss) income before income taxes	(17.5)	21.8	69.6	63.3
Provision for income taxes	(1.6)	(5.7)	(22.9)	(16.6)
Net (loss) income from continuing operations	(19.1)	16.1	46.7	46.7
Income from discontinued operations, net of tax	—	48.0	0.8	140.6
Net (loss) income attributable to Zurn Elkay common stockholders	$(19.1)	$64.1	$47.5	$187.3

Basic net (loss) income per share:
Continuing operations	$(0.11)	$0.13	$0.33	$0.39
Discontinued operations	$—	$0.40	$0.01	$1.17
Net (loss) income	$(0.11)	$0.53	$0.33	$1.55
Diluted net (loss) income per share:
Continuing operations	$(0.11)	$0.13	$0.32	$0.38
Discontinued operations	$—	$0.38	$0.01	$1.13
Net (loss) income	$(0.11)	$0.51	$0.33	$1.50
Weighted-average number of shares outstanding (in thousands):
Basic	174,867	121,385	142,699	120,558
Effect of dilutive equity awards	—	3,703	2,004	3,968
Diluted	174,867	125,088	144,703	124,526

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended September 30, 2022
(in Millions) (Unaudited)

	Three Months Ended September 30, 2022
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$417.7		$—			$417.7

EBITDA	11.5		72.2	(a)		83.7
Depreciation and amortization	(21.6)		—			(21.6)
(Loss) income from operations	(10.1)		72.2	(b)		62.1

(Loss) income before income taxes	(17.5)		78.3	(c)		60.8
Provision for income taxes and indicated rate	(1.6)	(9.1)%	(14.0)		17.9%	(15.6)	25.7%
Net (loss) income from continuing operations	(19.1)		64.3			45.2

Income from discontinued operations, net of tax	—		—			—
Net (loss) income attributable to Zurn Elkay common stockholders	$(19.1)		$64.3			$45.2

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$11.7		$11.7			$11.7
Acquisition-related fair value adjustment	14.6		14.6			14.6
Merger costs	33.7		33.7			33.7
Last-in-first-out inventory adjustments	4.4		4.4			4.4
Stock-based compensation expense	7.8		7.8			—
Amortization of intangible assets	—		—			14.5
Other income, net (1)	—		—			(0.6)
Total Adjustments	$72.2		$72.2			$78.3
____________________
(1)Other income, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended September 30, 2022
(in Millions) (Unaudited)

	Nine Months Ended September 30, 2022
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$941.5		$—			$941.5

EBITDA	118.2		81.8	(a)		200.0
Depreciation and amortization	(30.9)		—			(30.9)
Income from operations	87.3		81.8	(b)		169.1

Income before income taxes	69.6		85.1	(c)		154.7
Provision for income taxes and indicated rate	(22.9)	32.9%	(15.5)		18.2%	(38.4)	24.8%
Net income from continuing operations	46.7		69.6			116.3

Income from discontinued operations, net of tax	0.8		(0.8)			—
Net income attributable to Zurn Elkay common stockholders	$47.5		$68.8			$116.3

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$13.1		$13.1			$13.1
Acquisition-related fair value adjustment	15.2		15.2			15.2
Other, net (1)	0.3		0.3			0.3
Merger costs	33.7		33.7			33.7
Last-in-first-out inventory adjustments	4.0		4.0			4.0
Stock-based compensation expense	15.5		15.5			—
Amortization of intangible assets	—		—			19.1
Other income, net (2)	—		—			(0.3)
Total Adjustments	$81.8		$81.8			$85.1

____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Other income, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended September 30, 2021
(in Millions) (Unaudited)

	Three Months Ended September 30, 2021
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$229.7		$—			$229.7

EBITDA	40.6		10.3	(a)		50.9
Depreciation and amortization	(8.1)		—			(8.1)
Income from operations	32.5		10.3	(b)		42.8

Income before income taxes	21.8		9.9	(c)		31.7
Provision for income taxes and indicated rate	(5.7)	26.1%	(2.0)		20.2%	(7.7)	24.3%
Net income from continuing operations	16.1		7.9			24.0

Income from discontinued operations, net of tax	48.0		(48.0)			—
Net income attributable to Zurn Elkay common stockholders	$64.1		$(40.1)			$24.0

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$0.7		$0.7			$0.7
Last-in-first-out inventory adjustments	2.6		2.6			2.6
Stock-based compensation expense	7.0		7.0			—
Amortization of intangible assets	—		—			5.8
Other expense, net (1)	—		—			0.8
Total Adjustments	$10.3		$10.3			$9.9
____________________
(1)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended September 30, 2021
(in Millions) (Unaudited)

	Nine Months Ended September 30, 2021
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$678.6		$—			$678.6

EBITDA	118.4		32.3	(a)		150.7
Depreciation and amortization	(24.6)		—			(24.6)
Income from operations	93.8		32.3	(b)		126.1

Income before income taxes	63.3		27.7	(c)		91.0
Provision for income taxes and indicated rate	(16.6)	26.2%	(6.4)		23.1%	(23.0)	25.3%
Net income from continuing operations	46.7		21.3			68.0

Income from discontinued operations, net of tax	140.6		(140.6)			—
Net income attributable to Zurn Elkay common stockholders	$187.3		$(119.3)			$68.0

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$1.6		$1.6			$1.6
Acquisition-related fair value adjustment	0.6		0.6			0.6
Last-in-first-out inventory adjustments	6.9		6.9			6.9
Stock-based compensation expense	23.2		23.2			—
Amortization of intangible assets	—		—			17.7
Other expense, net (1)	—		—			0.9
Total Adjustments	$32.3		$32.3			$27.7

____________________
(1)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three and Nine Months Ended September 30, 2022 and September 30, 2021
(in Millions, except share and per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
Adjusted EBITDA	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net (loss) income attributable to Zurn Elkay common stockholders	$(19.1)	$64.1	$47.5	$187.3
Income from discontinued operations, net of tax (1)	—	(48.0)	(0.8)	(140.6)
Provision for income taxes	1.6	5.7	22.9	16.6
Other (income) expense, net (2)	(0.6)	0.8	(0.3)	0.9
Interest expense	8.0	9.9	18.0	29.6
(Loss) income from operations	$(10.1)	$32.5	$87.3	$93.8

Adjustments
Depreciation and amortization	$21.6	$8.1	$30.9	$24.6
Restructuring and other similar charges	11.7	0.7	13.1	1.6
Stock-based compensation expense	7.8	7.0	15.5	23.2
Merger costs	33.7	—	33.7	—
Last-in first-out inventory adjustment	4.4	2.6	4.0	6.9
Acquisition-related fair value adjustment	14.6	—	15.2	0.6
Other, net (3)	—	—	0.3	—
Subtotal of adjustments	93.8	18.4	112.7	56.9
Adjusted EBITDA	$83.7	$50.9	$200.0	$150.7
Corporate costs	$(6.8)	$(10.0)	$(20.5)	$(28.8)
Adjusted EBITDA before corporate costs	$90.5	$60.9	$220.5	$179.5
____________________
(1)Income from discontinued operations, net of tax is not included in Adjusted EBITDA in accordance with the terms of our credit agreement.
(2)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.
(3)Other, net includes the gains and losses from sale of long-lived assets.

	Three Months Ended		Nine Months Ended
Adjusted Net Income and Earnings Per Share	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net (loss) income attributable to Zurn Elkay common stockholders	$(19.1)	$64.1	$47.5	$187.3
Income from discontinued operations, net of tax	—	(48.0)	(0.8)	(140.6)
Amortization of intangible assets	14.5	5.8	19.1	17.7
Restructuring and other similar charges	11.7	0.7	13.1	1.6
Acquisition-related fair value adjustment	14.6	—	15.2	0.6
Merger costs	33.7	—	33.7	—
Last-in first-out inventory adjustment	4.4	2.6	4.0	6.9
Other (income) expense, net (1)	(0.6)	0.8	(0.3)	0.9
Other, net (2)	—	—	0.3	—
Tax effect on above items	(14.0)	(2.0)	(15.5)	(6.4)
Adjusted net income	$45.2	$24.0	$116.3	$68.0

GAAP diluted net (loss) income per share from continuing operations	$(0.11)	$0.13	$0.32	$0.38
Adjusted earnings per share - diluted	$0.26	$0.19	$0.80	$0.55

Weighted-average number of shares outstanding (in thousands)
GAAP basic weighted-average shares	174,867	121,385	142,699	120,558
Effect of dilutive equity securities	2,035	3,703	2,004	3,968
Adjusted diluted weighted-average shares	174,867	125,088	144,703	124,526
____________________
(4)Other (income) expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.
(5)Other, net includes the gains and losses from the sale of long-lived assets.

	Three Months Ended(1)		Nine Months Ended(1)
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Cash provided by operating activities	$24.6	$100.8	$12.6	$245.8
Expenditures for property, plant and equipment	(2.3)	(7.6)	(4.3)	(21.6)
Free cash flow	$22.3	$93.2	$8.3	$224.2
(1)The condensed consolidated statements of cash flows for the periods ended September 30, 2021 have not been adjusted to separately disclose cash flows related to the discontinued operations.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(in Millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net (loss) income	$(19.1)	$64.1	$47.5	$187.3
Other comprehensive income (loss):
Foreign currency translation adjustments	(4.1)	(10.3)	(4.1)	(6.6)
Change in pension and postretirement defined benefit plans, net of tax	—	—	—	(0.2)
Other comprehensive loss, net of tax	(4.1)	(10.3)	(4.1)	(6.8)
Total comprehensive (loss) income	$(23.2)	$53.8	$43.4	$180.5

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in Millions, except share amounts)

	(Unaudited)
	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$71.9	$96.6
Receivables, net	269.1	144.1
Inventories, net	400.2	184.5
Income taxes receivable	24.5	33.1
Other current assets	34.8	16.5
Total current assets	800.5	474.8
Property, plant and equipment, net	203.0	64.4
Intangible assets, net	1,019.1	179.1
Goodwill	754.8	254.1
Insurance for asbestos claims	66.0	66.0
Other assets	83.6	39.3
Total assets	$2,927.0	$1,077.7
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$5.7	$5.6
Trade payables	144.5	105.1
Compensation and benefits	27.4	22.0
Current portion of pension and postretirement benefit obligations	1.3	1.3
Other current liabilities	149.8	106.4
Total current liabilities	328.7	240.4

Long-term debt	531.3	533.9
Pension and postretirement benefit obligations	58.7	57.3
Deferred income taxes	229.8	3.1
Operating lease liability	51.2	8.9
Reserve for asbestos claims	66.0	66.0
Other liabilities	42.7	41.7
Total liabilities	1,308.4	951.3

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 177,759,553 at September 30, 2022 and 125,720,068 at December 31, 2021	1.8	1.3
Additional paid-in capital	2,850.2	1,436.9
Retained deficit	(1,154.4)	(1,236.9)
Accumulated other comprehensive loss	(79.0)	(74.9)
Total stockholders' equity	1,618.6	126.4
Total liabilities and stockholders' equity	$2,927.0	$1,077.7

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Nine Months Ended
	September 30, 2022	September 30, 2021
Operating activities
Net income	$47.5	$187.3
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	11.8	41.8
Amortization of intangible assets	19.1	27.6
Loss (gain) on dispositions of long-lived assets	0.3	(10.1)
Deferred income taxes	4.1	(6.6)
Other non-cash expenses	5.3	1.7
Stock-based compensation expense	15.5	38.3
Changes in operating assets and liabilities:
Receivables	(34.4)	(67.5)
Inventories	(50.9)	(58.7)
Other assets	34.8	(7.1)
Accounts payable	9.7	82.4
Accruals and other	(50.2)	16.7
Cash provided by operating activities	12.6	245.8

Investing activities
Expenditures for property, plant and equipment	(4.3)	(21.6)
Acquisitions, net of cash acquired	(44.8)	(3.4)
Proceeds from dispositions of long-lived assets	1.3	14.3
Proceeds associated with divestiture of discontinued operations	35.0	4.2
Cash used for investing activities	(12.8)	(6.5)

Financing activities
Proceeds from borrowings of debt	85.0	—
Repayments of debt	(89.4)	(1.7)
Proceeds from exercise of stock options	1.9	23.5
Taxes withheld and paid on employees' share-based payment awards	(0.5)	(1.4)
Repurchase of common stock	—	(0.9)
Payment of common stock dividends	(20.1)	(32.6)
Cash used for financing activities	(23.1)	(13.1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.4)	(4.2)
(Decrease) increase in cash, cash equivalents and restricted cash	(24.7)	222.0
Cash, cash equivalents and restricted cash at beginning of period	96.6	255.6
Cash, cash equivalents and restricted cash at end of period	$71.9	$477.6

(1)The condensed consolidated statements of cash flows for the period ended September 30, 2021 have not been adjusted to separately disclose cash flows related to the discontinued operations.